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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Frigoscandia Holding AB, we hereby consent to the use of our report dated January 24, 2000 included in the ProLogis Trust's Form 10-K for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


Stockholm, March 20, 2000



KPMG